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EXHIBIT 10.5

FOURTH AMENDMENT TO STOCK PURCHASE AGREEMENT

    THIS FOURTH AMENDMENT TO STOCK PURCHASE AGREEMENT ("Amendment") is entered into as of this 28th day of February, 2001, by and between Health Net, Inc., a Delaware corporation ("Seller"), and Florida Health Plan Holdings II, L.L.C., a Florida limited liability company ("Purchaser").

RECITALS

    WHEREAS, Seller and Purchaser entered into that certain Stock Purchase Agreement dated January 19, 2001 (the "Original Agreement") concerning the sale of all of the outstanding shares of capital stock of Foundation Health, A Florida Health Plan, Inc., a Florida corporation (the "Company")(capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement (as defined below)); and

    WHEREAS, Seller and Purchaser amended the Original Agreement by (i) that certain Amendment to Stock Purchase Agreement dated as of February 2, 2001 (the "First Amendment"), (ii) that certain Second Amendment to Stock Purchase Agreement dated as of February 8, 2001 (the "Second Amendment"), and (iii) that certain Third Amendment to Stock Purchase Agreement dated as of February 16, 2001 (the "Third Amendment")(the Original Agreement, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to as the "Agreement"); and

    WHEREAS, Seller and Purchaser desire to modify certain terms of the Agreement on the terms set forth hereinbelow.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations, promises and covenants herein contained, the receipt and adequacy of which is hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

    1.  Recitals. The foregoing recitals are true and correct and made a part hereof.

    2.  Purchase Price. The first sentence of Section 1.2 of the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: "The purchase price for the Shares shall be an amount equal to Forty Eight Million and No/100 Dollars ($48,000,000) adjusted at Closing (i) by subtracting the Subscriber Decrease, if any, and (ii) by adding the Subscriber Increase, if any (as so adjusted, the "Purchase Price")."

    3.  Miscellaneous. This Amendment is a part of the Agreement; provided, however, that in the event that there are any inconsistencies between the terms and provisions of this Amendment and the remaining portions of the Agreement, the terms and provisions of this Amendment shall govern, control and prevail. In all other respects, the Agreement shall be unchanged and shall remain in full force and effect. The captions appearing in this Amendment are for convenience only and no way define, limit, construe or describe the scope or intent of any section or paragraph. This Amendment shall not be construed more or less favorably with respect to either party as a consequence of the Amendment or various provisions hereof have been drafted by one of the parties hereto. This Amendment may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of this Amendment and any signatures thereon shall be considered for all purposes as originals.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SELLER:
WITNESSES:
Health Net, Inc., a Delaware corporation
/s/ MICHAEL E. JANSEN Print Name: Michael E. Jansen	By: /s/ B. CURTIS WESTEN Print Name: B. Curtis Westen Title: Sr. VP, GC & Secretary
/s/ ERIC G. GROEN Print Name: Eric G. Groen
PURCHASER:
Florida Health Plan Holdings II, L.L.C., a Florida limited liability company
/s/ MITZI F. MEYERS Print Name: Mitzi F. Meyers	By: /s/ STEVEN M. SCOTT, M.D. Print Name: Steven M. Scott, M.D. Title: Manager
/s/ NANCY F. LOCKLEAR Print Name: Nancy F. Locklear

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EXHIBIT 10.5
FOURTH AMENDMENT TO STOCK PURCHASE AGREEMENT